As filed with the Securities and Exchange Commission January20, 2005

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WREN, INC.

(Exact name of registrant as specified in its charter)

             Nevada                                                              87-0672359

(State or Other Jurisdiction of                                         (IRS Employer

         Incorporation or Organization)                                      Identification No.)

386 North 210 East

Mapleton, Utah 84664

(Address and telephone number of registrant’s principal offices)

Steven L. White

386 North 210 East

Mapleton, Utah 84664

(801) 489-9438

(801) 489-6734 fax

(Name, address and telephone number of agent for service)

Copies to:

Cletha A. Walstrand, Esq.

8 East Broadway, Suite 609

Salt Lake City, UT  84111

(801) 363-0890

(801) 363-8512 fax

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class

Amount to be

  Proposed offering

Proposed maximum

Amount of

of securities to

registered

  price per share

aggregate offering

registration

be registered

price

fee

Common Stock

2,000,000 shares $0.05 per share

$100,000

$11.77

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                                          Subject to completion, January20, 2005

$75,000 Minimum/$100,000 Maximum

WREN, INC.

COMMON STOCK

This is Wren’s initial public offering.  We are offering a minimum of 1,500,000 shares and a maximum of 2,000,000 shares of common stock.  The public offering price is $0.05 per share.  No public market currently exists for our shares.

See “Risk Factors” beginning on page 5 for certain information you should consider before you purchase the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a minimum/maximum, best efforts basis directly through our sole officer and director, Steven L. White.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $75,000 in cash has been received as proceeds from the sale of shares.  At any time prior to us receiving the minimum, you may revoke your subscription, which must be in writing and addressed to our principal offices.  At that time, your investment will be returned to you except for a deduction for the costs incurred with the return.  If we do not receive the minimum proceeds within 120 days from the date of this prospectus, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail you notice no later than five business days after the 120-day period.  Our officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow, however we do not have any such arrangement with our officer and director.  We may terminate this offering prior to the expiration date.

Price to Public

Commissions

Proceeds to Company

Per Share

$0.05

$-0-

$0.05

Minimum

$75,000

$-0-

$75,000

Maximum

$100,000

$-0-

$100,000

The date of this Prospectus is January 20, 2005.

PROSPECTUS SUMMARY

Summary of our Company

We formed as a Nevada corporation on March 7, 2001 as Wren, Inc. We intend to liquidate distressed or surplus inventory via the internet. We intend to be a retailer of closeout and liquidation merchandise and offer customers a discount over retail pricing.  We have entered into an exclusive right of sale contract with Pine Valley, Ltd. to sell its golfing equipment on an item for item basis with an option to purchase their entire inventory for $25,000. The inventory has an $84,000 retail value and is offered to Wren, Inc. at a 71% discount. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement. Although the Pine Valley equipment is our only contract, we intend to pursue other closeout and liquidation items to resale.  We believe our business can offer suppliers an attractive alternative to in-store liquidation sales that may detract from their ongoing efforts.

Our goal is not to create a Website that will be promoted to attract customers as a shopping destination, but rather we intend to advertise specific items via internet ads, which have links to our future website where customers may shop for related products. We recognize that we may develop a destination shopping website but without the promoting expense. If a destination website develops from our efforts in this way, it will be secondary to our primary focus, but gladly received. At this time Wren will not expend its resources to promote or advertise a destination shopping website.

Our principal executive offices and mailing address is 386 North 210 East, Mapleton, Utah 84664.  Our telephone number is (801) 489-9438.

About our offering

We are offering a minimum of 1,500,000 and a maximum of 2,000,000 shares of common stock.  Upon completion of the offering, we will have 13,500,000 shares outstanding if we sell the minimum number of shares or 14,000,000 shares outstanding if we sell the maximum number of shares.  At any time prior to us receiving the minimum, you may revoke your subscription, which must be in writing and addressed to our principal offices.  At that time, your investment will be returned to you except for a deduction for the costs incurred with the return.  If we do not receive the minimum proceeds within 120 days from the date of this prospectus, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail you notice no later than five business days after 120 day period.  The officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow but have no obligation to do so.  We will use the offering proceeds over the next twelve months to implement our business plan and continue operations, which will consist of the following:

•

Purchase inventory;

•

Website development;

•

Internet advertising; and

•

Provide working capital to operate, manage and maintain current and proposed operations.

RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

We are a new business and our Management has very limited experience in marketing, making an investment in Wren risky.  If we are unable to successfully market and sell our inventory, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan and obtaining an agreement to purchase some golf equipment for resale.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan and sell our inventory, we will be unable to move beyond the development stage. We are a development stage company as defined in Financial Accounting Standards Board Statement No. 7.  We are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date and have been limited to defining our business plan and obtaining an agreement to purchase some golf equipment for resale.  These factors raise substantial doubt about our ability to continue as a going concern.

If we are unable to acquire additional inventory we will have no further sources of revenue and will be unsuccessful in implementing our business plan. We currently have only one supplier for a limited inventory with no assurance that we can find additional inventory for resale on reasonable terms. On October 15, 2004 we entered into an exclusive right of sale contract with Pine Valley, Ltd., a Utah partnership, to market, sell and distribute their golfing equipment and sporting goods. The term of the contract is two years unless extended by the parties. The contract contains an option whereby Wren, Inc. may purchase the entire Pine Valley, Ltd. inventory for a fixed cash payment of $25,000. In order to continue our business, it is necessary that we identify additional sources of inventory and liquidation items for resale.  Currently, we do not have any additional sources identified.

If we are unable to successfully compete with other online resellers of liquidation goods, we will not be able to generate revenues and will be unsuccessful in implementing our business plan. In order to successfully compete in the online liquidation and resale industry, a company must capitalize on certain competitive factors, which are:

•

product quality;

•

brand awareness and name recognition;

•

price;

•

payment options;

•

advertising and promotion;

•

varieties of products and product lines offered;

•

shipping costs and methods.

The online liquidation and resale business in the United States is primarily conducted through larger established companies such as eBay.com and Overstock.com which have substantially greater resources than Wren, Inc.  There are also numerous other actual and potential online competitors that have greater resources than we do.  As a result, we face intense competition and may not succeed in the online liquidation and resale industry. Management believes that Internet shoppers search first for a specific item, and secondly for a shopping store or website where they can purchase that item. It is for this reason that we do not intend to create a destination shopping website at this time. We believe that the most efficient and economical method of selling our inventory will be to advertise our items on established Internet auction websites such as eBay which in turn will direct the consumer to our website.

In addition to eBay, we anticipate selling our products via other Internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  These companies require registration and list items for sale based upon a listing fee or selling commission or both.  Free internet classifieds are available without fee or commission.  The determining factor of where we will advertise depends upon which website delivers the greatest results.  We believe that eBay will become the most popular website to sell our items.

If our inventory is perceived as being obsolete or out of date by consumers then our ability to sell our goods will be seriously diminished. Liquidation inventory generally decreases in value over time. This is due to the research and development efforts of major manufacturers that ensure technology and product designs are constantly evolving over time.  Manufacturers introduce new or updated product lines on a regular basis. Consumer demand for the latest technology and designs may impact our ability to sell any closeout merchandise that consumers perceive to be outdated.

As members of the online liquidation industry, we will be subject to numerous risks outside our control.  Profitability in the online liquidation industry is subject to numerous external risk factors such as:

•

adverse changes in general business and economic conditions;

•

oversupply of certain products at the wholesale and retail levels;

•

changes in consumer tastes.

Our ability to sell our goods will be more difficult as a result of these risk factor and will impact our ability to generate revenues and continue as a going concern.

As a reseller of liquidation goods, we may be subjected to various product liability claims which would seriously impact our ability to continue as a going concern.  If any liability claim is made against Wren, especially considering our limited resources, then we will be forced to divert assets to handle any legal fees and or penalties arising from such a situation. Marketing and distributing any product has the inherent risk of product liability.  We may be subject to significant liability if the use of any of our products causes injury, illness or death.  We do not intend to use any of the proceeds from this public offering to purchase product liability or key man insurance and any investor in our stock should consider the substantial risk associated with any claim made against us.

The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  We arbitrarily determined our offering price.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

It is likely our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   If our stock becomes subject to Penny Stock trading rules, then investors may experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

If the offering is completed, you will have little or no ability to control operations.  If the maximum number of shares are sold, then new investors will not possess the voting leverage to materially affect the operation of the business. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percentage, less than 15%, of our shares.  As a result, you have little or no ability to control how management operates our business.

Our offices and director is limited in the time he can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officer and director currently maintains outside employment that is full time, which limits the amount of time he can devote to our operations.  If the offer is completed, it is expected that our officer, Steven L. White, will devote approximately 20 hours per week to our business.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. If current shareholders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease. Upon completion of the offering and if we sell the minimum number of shares, we will have 13,500,000 shares outstanding with 1,500,000 shares freely tradeable and if we sell the maximum number of shares, we will have 14,000,000 shares outstanding with 2,000,000 shares freely tradeable.  Regardless of the number of shares we sell, we will have 12,000,000 shares that are restricted but may be sold under Rule 144.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

As of September 30, 2004, we had an unaudited net tangible book value, which is the total tangible assets less total liabilities, of $14,614, or a net tangible book value per share of approximately $0.0012.  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after September 30, 2004, except the sale of the minimum and maximum number of shares offered and offering expenses estimated to be $25,000.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	13,500,000	14,000,000
Public offering net proceeds at $0.05 per share	$75,000	$100,000
Net tangible book value before offering	$14,614 $0.0012	$14,614 $0.0012
Pro forma net tangible book value after offering	$64,614 $0.0048	$89,614 $0.0064
Increase attributable to purchase of shares by new investors	$0.0036	$0.0052
Dilution per share to new investors	$0.0452	$0.0436
Percent dilution	90.2%	87.2%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of September 30, 2004:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	12,000,000 100%	$16,500 100%	$0.001
New Investors Minimum Offering Maximum Offering	1,500,000 11.11% 2,000,000 14.29%	$75,000 82.42% $100,000 86.21%	$.05 $.05

The numbers used for present shareholders assumes that none of the present shareholders will purchase additional shares in this offering.  However, it is possible that our present shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders.  You will also contribute a significantly higher percentage of the total amount to fund Wren, Inc., but will own a small percentage of our shares.  Investors will have contributed $75,000 if the minimum is raised and $100,000 if the maximum is raised, compared to $16,500 contributed by current shareholders.  Further, investors will own 11% of the total shares if the minimum is raised and 14% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $25,000 in estimated expenses related to this offering is:

•

$50,000 if the minimum number of shares is sold; and

•

$75,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.

Description	Assuming Sale of Minimum Offering	Assuming Sale of Maximum Offering
Total Proceeds Less Estimated Offering Expenses	$75,000 25,000	$100,000 25,000
Net Proceeds Available	50,000	75,000
Use of Net Proceeds Purchase of Inventory Website development Internet advertising	$25,000 $2,000 $5,000	$25,000 $2,000 $5,000
Working Capital Future Inventory	$18,000	$18,000 $25,000
TOTAL NET PROCEEDS	$50,000	$75,000

The purchase of inventory expense is an estimate of the amount necessary to purchase the golf equipment inventory of Pine Valley, Ltd..

The website development expense is an estimate of the amount necessary to plan, develop and register a website where customers can be directed to browse and purchase our inventory.

The amount designated for internet advertising is an estimate of the amount necessary to develop advertising and purchase advertising space on websites for the purpose of marketing our inventory.

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

If less than the entire offering is received, we will apply the proceeds according to the priorities outlined above, with top priorities listed first.

Pending the expenditure of proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key man insurance.  We anticipate that costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

Our History and Business

We formed as a Nevada corporation on March 7, 2001 as Wren, Inc. We intend to liquidate distressed or surplus inventory via the internet. We intend to be a seller of closeout merchandise and offer customers a discount over retail pricing.  We believe our business can offer suppliers an attractive alternative to in-store liquidation sales that may detract from their ongoing efforts.

In order to commence our business operations, we have entered into an exclusive right of sale contract with Pine Valley, Ltd. to sell its golfing equipment on an item for item basis with an option to purchase their entire inventory for $25,000. The inventory has an estimated retail value of $84,000 and is offered to Wren, Inc. at a 71% discount. We believe this is a substantial discount and we are initiating this public offering to raise the money to purchase the entire inventory on the option. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement.

Our primary goal is to market specific closeout items via internet ads and auctions which have links to our future website where customers may shop for related products.  We do not intend to create a website that will be promoted to attract customers as a shopping destination place.  We recognize that we may indeed develop a destination shopping website during the process.   If a destination website develops from our efforts in this way, it will be secondary to our primary focus.  We will not expend our resources to promote or advertise a destination shopping website at this time.  We believe that Internet shoppers search first for a specific item, and secondly for a shopping store or website where they can purchase that item.

We believe that closeout merchandise is generally available in non-consistent quantities, sizes, prices, and availability, and the suppliers of such goods are just as fragmented and unpredictable.  We anticipate that surplus or overstocked goods can be purchased with substantial discounts and preferably on a consignment basis in order to afford us some protection in the event that the products don’t sell without substantial discounting.  It is important to us that the surplus of overstocked goods be purchased at substantial discounts due to obsolescence and potential inability to sell the items.  We intend to contract with other suppliers, on a consignment basis if possible, in order to preserve cash, reduce the risk of non-sellable items, and avoid the need to warehouse inventory.  In each case, we intend to test the sale-ability of the products on eBay before purchasing the entire inventory.

The online sales market is rapidly changing and highly competitive.  It has few barriers to entry and new websites are being launched everyday.  With the success of eBay and Pay Pal, many of the risks of buying and selling merchandise from unknown buyers and sellers have been minimized.  For example, eBay created Pay Pal to provide buyers with assurance that they will get their money back in the event that the seller doesn’t perform while protecting the seller from customers who don’t pay.  eBay also has a rating system where customers report on the trustworthiness of the sellers.  Initially, eBay will be our primary sales vehicle.

In addition to eBay we intend to sell our products via Internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  These companies require registration and list items for sale based upon a listing fee or selling commission or both.  Free internet classifieds are available without fee or commission.  The determining factor of where we will advertise depends upon which website delivers the greatest results.  We believe that eBay will likely become the most popular website to sell our items.

We do not plan to hire employees with our first year of operation.  Our President, who will work on a part-time basis, will be our only employee.  Part-time employees may be hired to package and ship products as required depending on volume of sales and we may hire full-time employees as needed once we begin generating revenues and have proven our business model.  If needed, our President may provide his garage for warehousing purposes or we may contract with our suppliers to provide warehouse space.

Target Market Overview

Our target market will be individuals with internet access who are seeking items at a significant discount from retail prices.  Individuals in our target market may be end users of our products or they may be resellers looking to purchase items at a discount for resale. Due to the rapidly changing and highly competitive environment of the online sales market, our success in this market will depend upon our ability to compete with other online sellers in price, advertising, product quality, brand awareness and name recognition, payment options, and shipping costs and methods.

Business Strategy

Our initial objective is to purchase and successfully market and sell online the Pine Valley, Ltd. Golfing equipment inventory. Our secondary objective is to use proceeds from this offering to identify and purchase up to $25,000 in future inventory for resale through similar channels, namely online auction and advertising websites such as eBay.  We intend to search for future inventory of overstock and surplus items for resell using internet ads, newspaper ads, liquidation sales, bankruptcy and estate sale notices, as well as foreclosure and repossession notices.

If we are able to purchase the Pine Valley inventory, management’s role will be to arrange for warehousing of the inventory.  This will either be negotiated with Pine Valley or provided by our sole officer and director, Steven L. White at his primary residence. Management will then be responsible for marketing our inventory. This will include establishing accounts with online auction and advertising sites to promote the inventory. Management intends to devote some of the proceeds of this offering to the development of a website where customers may be directed from sites such as eBay to browse and purchase our inventory. Management will be responsible for the maintenance of online accounts and will process orders as they are received. Payment will be confirmed by management either through Pay Pal or by the receipt of cashier’s checks or money orders before shipping any inventory to customers. Management will then be responsible for packaging and shipping items to customers.

We generally intend to receive proceeds from the sale of the Pine Valley, Ltd. golfing inventory and any future inventories through online transactions with services such as Pay Pal or by accepting cashiers checks or money orders.

Note that we have not entered into any contracts for the sale of any inventory. Our only contract is for the purchase of the Pine Valley, Ltd. inventory on an item for item basis with an option to purchase the entire inventory for a fixed cash payment of $25,000.  We intend to search for overstock and surplus items for resell using internet ads, newspaper ads, liquidation sales, bankruptcy and estate sale notices, as well as foreclosure and repossession notices.

We intend to offer our inventory at a fair discounted price to maintain the initial impulse of the buyer.  We consider a fair discounted price to be a price competitive with that of similar products being sold online.  Our prices will be based upon a combination of packaging, shipping and marketing costs as well as the prices of similar products available online. Although we have no existing contracts with manufacturers or distributors and will be competing with other online resellers, we believe we can offer competitive pricing by:

•

closely monitoring our expenses and reducing the overall cost of doing business; and

•

accepting a smaller profit margin.  We recognize that Wren, Inc. is a newcomer in the online sporting goods market with no market share.  As a result, we are willing to accept a smaller profit margin to maintain the consumers’ initial impulse with a competitive price.

If we cannot purchase our inventory at reduced prices, we may have to charge a premium price that could impact our sales and potential revenue.

In addition to eBay, we intent to sell our products via internet auctions and classified ads such as Overstock.com, Monkeyads.com, Golfclubexchange.com, and Sportified.com.  These companies require registration and a list of items for sale based upon a listing fee, selling commission or both.  Free internet classified ads are available without fee or commission.  We intend to create a website to which prospective customers may be directed from other websites such as eBay.com to browse for and purchase similar items. Our website is not intended to be a destination website and will not be promoted to attract customers as a shopping destination place.

Competition

The online liquidation industry is large and rapidly expanding. Wren fully expects competition with other resellers to be intense.  Some resellers may have substantially more inventory and or resources than Wren and may be able to offer prospective consumers more competitive pricing than we can.  In order to establish a successful pricing schedule, management intends to list its merchandise on a variety of websites. The determining factor of where we will advertise depends upon which website delivers the greatest results. In this way, management believes it will be able to maximize efficiency and profits.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

Employees

We have no employees and no formal employment agreements with our officer.  We do not intend to hire employees until our operations require expansion.  Our officer has agreed to devote such time as necessary for the development of our business.  It is anticipated that upon completion of the offering, Steven L. White will devote approximately 20 hours per week as a part-time employee while maintaining outside employment.  Our officer and director is entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf. We have paid Steven L. White, $1,000 each in October, November and December 2004 but do not have a formal agreements or arrangement to continue payment in the future.

Facilities

We own no real property, nor do we currently lease any office space or facilities.  We use the home office of our President, Steven L. White, rent free, as our principal executive offices.  Our address is 386 North 210 East, Mapleton, Utah, 84664. We have no plans to expand beyond our current facilities and we intend to maintain our current office situation for at least the next twelve months.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We intend to use some of the proceeds from this public offering to purchase equipment for resale from Pine Valley, Ltd.  We will also use proceeds from this offering to development our website, market and advertise our products, apply to working capital and  if we receive more than our minimum offering amount, we will search for additional inventory we can resell.  Our exclusive right of sale contract with Pine Valley contains an option to purchase their entire inventory for a fixed cash payment of $25,000.  The inventory has an estimated retail value of $84,000 and is offered to Wren, Inc. at a 71% discount. The inventory consists of milled putters, ladies’ metal woods, golf balls, leather golf gloves, golf caps, golf shirts, children’s drivers and sunscreen in various quantities as outlined in Exhibit A of our Exclusive Right of Sale Contract which is included as an exhibit to this registration statement. We intend to take advantage of this option with proceeds of this offering. If we do not purchase Pine Valley’s entire inventory we will attempt to resell their inventory via internet auction websites such as eBay on an item-for-item basis.

Our plan of operation for the next 12 months consists of the following activities:

•

Purchase Pine Valley, Ltd.’s entire sporting goods inventory for $25,000.

•

Arrange for warehousing of merchandise if not provided by Pine Valley.

•

Purchase packaging and shipping materials including boxes, tape and packing peanuts etc.

•

Develop a website where customers may be directed to shop for our inventory.

•

Establish accounts on internet auction websites such as eBay.com and Golfclubexchange.com.

•

Advertise our inventory on these auction websites and online classified ad websites.

•

Process orders and ship purchased items to customers.

•

Purchase future inventory as proceeds allow.

The following table reflects the amount and timing of expenditures necessary to implement our plan of operation.

TASK	TIMING	ESTIMATED COST
	Following closing of offering
Purchase inventory	Immediately	$25,000
Purchase packaging and shipping materials	Up to 1 month	$500
Develop our website	Up to 2 months	$2,000
Advertise our inventory on the internet	Up to 2 months	$5,000
Purchase future inventory	Up to 1 year	Up to $25,000

We believe that within two months of completion of this offering, we can begin promotion and marketing of our inventory.

Should we receive the minimum offering of $75,000, we will realize net proceeds of $50,000.  This amount will enable us to begin the above listed operations, plus, purchase necessary supplies, and will provide us with sufficient capital for the next twelve months.  Should we receive the maximum amount of the offering, we will realize net proceeds of $75,000.  Receiving the maximum amount of the offering will enable us to purchase future inventory.  We estimate that we will be able to apply approximately $25,000 to the purchase of future inventory if we receive the maximum amount of the offering.

We do not intend to use any of the proceeds from our offering to pay any salaries or compensation to our officer or director.

MANAGEMENT

Our business will be managed by our officers and directors.

Name	Age	Position	Since
Steven L. White	50	Chief Executive Officer, President, Secretary/ Treasurer & Director	March 2001

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our sole officer and director.

Steven L. White, Sole Officer and Director: Mr. White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in Accounting and a minor in English.  He is a member of the American Institute of Certified Public Accountants and has been employed by one national and two local CPA firms.  Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses. He has been the owner and President of Sparrow, Inc., a small consulting business from 2000 to present; the President and director of eNutrition, Inc., from 2000 to 2003, a publicly traded company which sold nutritional products; the President and director of Excel Publishing, Inc., a publicly traded small publishing company from the fall of 2002 to the spring of 2003; the President and director of New Horizon Education, Inc., a publicly traded educational software company from 1998 to 2003; and the controller and chief financial officer of Phoenix Ink, LLC, a financial newsletter publisher, from 1999 to 2001.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have recently adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.  The Code is attached as an exhibit to this report.

COMPENSATION

We paid Mr. White $1,000 as compensation for services in each month of October, November and December 2004. We do not have any formal employment agreements in place for our officer or director.  We anticipate entering into an employment agreement with our sole officer at such time as we generate sufficient revenue from the sale of our products. It is anticipated that upon completion of the offering and prior to the commencement of production, Steven L. White will devote approximately 20 hours per week as a part-time employee.  We do not intend to the use any of the proceeds from our offering to compensate our officer and director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have engaged in certain transactions with Steven L. White, an affiliate of Wren, since its inception.  The following table details the date and nature of each transaction.

Date	Transaction
April 2001

In connection with our formation, we issued 1,000,000 shares of common stock to Mr. White for $1,000. In June of 2001, Wren completed a ten for one forward split resulting in 10,000,000 shares of common stock post-split to Mr. White.

August 2003

Sparrow, Inc, an entity owned and controlled by Steven L. White, purchased 500,000 shares of our common stock for $500. These shares were subsequently transferred to Steven L. White (450,000 shares) and his wife Angela White (50,000 shares).

September 2003	Chad Davis purchased 500,000 shares of our common stock for consideration of $5,000.
September 2004	Steven L. White purchased 1,000,000 shares of our common stock for $10,000.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 1,500,000 shares should we sell the minimum amount and 2,000,000 should we sell maximum number of shares.

The table includes:

•  each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•  each director of Wren, Inc.

•  each named executive officer of Wren, Inc.

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Steven L. White (1) 899 South Artistic Circle Springville, Utah 84663	11,500,000	95.83%	85.19%	82.14%

All directors and executive officers as a group: (1 person)	11,500,000	95.83%	85.19%	82.14%

(1) Officer and/or director.  Mr. White owns 11,500,000 shares directly and is considered to be the beneficial owner of 50,000 shares held in the name of his wife, Angela White.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $0.001.  As of the date of this prospectus, there are 12,000,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.  The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock.

Stock options

We do not currently have a stock option plan.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 12,000,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 1,500,000 shares will be freely tradable if the minimum is sold and 2,000,000 shares will be freely tradeable if the maximum number of shares is sold.  The remaining 12,000,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.  Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have 3 shareholders.  Currently, there is no public trading market for our securities.  If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

Presently, we are privately owned.  This is our initial public offering.  Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group.  These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock.  This offering is to be sold by our officers and directors.  We have no commitment from any brokers to sell shares in this offering.  As a result, we will not have the typical broker public market interest normally generated with an initial public offering.  Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.  Although we have no current agreements or contracts, we anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

Currently the shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered “penny stocks” under rules promulgated under the Exchange Act.  Under these rules, broker-dealers participating in transactions in “penny stocks” must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for “penny stock” transactions based on the customer's financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.  Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock.  The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

PLAN OF DISTRIBUTION

We are offering a minimum of 1,500,000 shares and a maximum of 2,000,000 shares on a best efforts basis directly to the public through our officer and director, Steven L. White.  If we do not receive the minimum proceeds within 120 days from the date of this prospectus, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  This offering will expire 90 days after the minimum offering is raised.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.

Until the minimum 1,500,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.  In the event that 1,500,000 shares are not sold during the 120-day selling period commencing on the date of this prospectus, and we have not extended the offering for up to an additional 90 days, all funds will be promptly returned to investors without deduction or interest.  If 1,500,000 shares are sold, we may either continue the offering for the remainder of the 120-day selling period or close the offering at any time.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officers and directors who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

are not and have not been associated persons of a broker dealer within the preceding 12 months;

(iii)

do not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intend to primarily perform, at the end of the this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officers and directors will not register as broker-dealers with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for Wren, Inc. by the law firm of Cletha A. Walstrand, P.C., Salt Lake City, Utah.

EXPERTS

The financial statements of Wren, Inc. as of December 31, 2003 appearing in this Prospectus and Registration Statement have been audited by Pritchett, Siler & Hardy, CPA’s as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, warrants and options offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to Wren, Inc. and the common shares, warrants and options, please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information the public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-0330.

WREN, INC.

[A Development Stage Company]

INDEX TO FINANCIAL STATEMENTS

PAGE

—

Report of Independent Registered Public Accounting Firm

21

—

Balance Sheet, December 31, 2003

22

—

Statements of Operations, for the years

ended December 31, 2003 and 2002

and from inception on March 7, 2001

through December 31, 2003

23

—

Statement of Stockholders’ Equity (Deficit),

from inception on March 7, 2001 through

December 31, 2003

24

—

Statements of Cash Flows, for the years

ended December 31, 2003 and 2002

and from inception on March 7, 2001

through December 31, 2003

25

—

     Notes to Financial Statements

26-28

—

 Unaudited Balance Sheet, September 30, 2004

29

—

Unaudited Statements of Operations, for the nine

months ended September 30, 2004 and 2003

and from inception on March 7, 2001 through

September 30, 2004

30

—

Unaudited Statements of Stockholders’ Equity,

from inception on March 7, 2001 through

September 30, 2004

31

—

Unaudited Statements of Cash Flows, for the nine

months ended September 30, 2004 and 2003

and from inception on March 7, 2001 through

September 30, 2004

32

—

Notes to Unaudited Financial Statements

33-36

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

WREN, INC.

Salt Lake City, Utah

We have audited the accompanying balance sheet of Wren, Inc. [a development stage company] as of December 31, 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on March 7, 2001 through December 31, 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wren, Inc. [a development stage company] as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and for the period from inception on March 7, 2001 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has incurred losses since its inception, and has not yet been successful in establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/PRITCHETT, SILER, & HARDY, P.C.

Salt Lake City, Utah

October 5, 2004, except for Note 7 as to which the

date is October 15, 2004

WREN, INC.

[A Development Stage Company]

BALANCE SHEET

ASSETS

December 31,

2003

___________

CURRENT ASSETS:

Cash

$        638

___________

Total Current Assets

638

___________

$        638

____________

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable

$       300

Accounts payable – related party

370

___________

Total Current Liabilities

670

___________

STOCKHOLDERS' EQUITY (DEFICIT):

Preferred stock, $.001 par value,

5,000,000 shares authorized,

no shares issued and outstanding

-

Common stock, $.001 par value,

50,000,000 shares authorized,

10,500,000 shares issued and

outstanding

10,500

Capital in excess of par value

(9,000)

Deficit accumulated during the

development stage

(1,532)

___________

Total Stockholders' Equity (Deficit)

(32)

___________

$       638

____________

The accompanying notes are an integral part of this financial statement.

WREN, INC.

[A Development Stage Company]

STATEMENTS OF OPERATIONS

For the

From Inception

Year Ended

on March 7,

December 31,

2001 Through

____________________________

December 31,

2003

2002

2003

_____________

_____________

_____________

REVENUE

$           -

$          -

$            -

_____________

_____________

_____________

EXPENSES:

General and administrative

282

283

1,532

_____________

_____________

_____________

LOSS BEFORE INCOME TAXES

(282)

(283)

(1,532)

CURRENT TAX EXPENSE

-

-

-

DEFERRED TAX EXPENSE

-

-

-

_____________

_____________

_____________

NET LOSS

$     (282)

$     (283)

$   (1,532)

_____________

_____________

_____________

LOSS PER COMMON SHARE

$      (.00)

$      (.00)

$       (.00)

_____________

_____________

_____________

The accompanying notes are an integral part of these financial statements.

WREN, INC.

[A Development Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM THE DATE OF INCEPTION ON MARCH 7, 2001

THROUGH DECEMBER 31, 2003

Deficit

Accumulated

Preferred Stock

Common Stock

Capital in

During the

____________________

____________________

Excess of

Development

Shares

Amount

Shares

Amount

Par Value

Stage

_________

_________

_________

_________

_________

____________

BALANCE, March 7, 2001

-

$             -

-

$             -

$             -

$             -

Shares issued for cash at $.0001

  per share, April 2001

-

-

10,000,000

10,000

(9,000)

-

Net loss for the year ended

  December 31, 2001

-

-

-

-

-

(967)

_________

_________

_________

_________

_________

____________

BALANCE, December 31, 2001

-

-

10,000,000

10,000

(9,000)

(967)

Net loss for the year ended

  December 31, 2002

-

-

-

-

-

(283)

_________

_________

_________

_________

_________

____________

BALANCE, December 31, 2002

-

-

10,000,000

10,000

(9,000)

(1,250)

Shares issued for cash at $.001

  per share, August 2003

-

-

500,000

500

-

-

Net loss for the year ended

  December 31, 2003

-

-

-

-

-

(282)

_________

_________

_________

_________

_________

____________

BALANCE, December 31, 2003

-

$            -

10,500,000

$    10,500

$    (9,000)

$    (1,532)

_________

_________

_________

_________

_________

____________

The accompanying notes are an integral part of this financial statement.

WREN, INC.

[A Development Stage Company]

STATEMENTS OF CASH FLOWS

For the

From Inception

Year Ended

on March 7,

December 31,

2001 Through

________________________

December 31,

2003

2002

2003

___________

___________

_____________

Cash Flows From Operating Activities:

Net loss

$       (282)

$       (283)

$      (1,532)

Adjustments to reconcile net loss to net cash

  used by operating activities:

Change in assets and liabilities:

Increase in accounts payable

285

285

670

___________

___________

____________

Net Cash Provided (Used) by

Operating Activities

3

2

(862)

___________

___________

____________

Cash Flows From Investing Activities:

___________

___________

____________

Net Cash (Used) by Investing Activities

-

-

-

___________

___________

____________

Cash Flows From Financing Activities:

Proceeds from common stock issuance

500

-

1,500

___________

___________

____________

Net Cash Provided by Financing Activities

500

-

1,500

___________

___________

____________

Net Increase (Decrease) in Cash

503

2

638

Cash at Beginning of Period

135

133

-

___________

___________

____________

Cash at End of Period

$       638

$        135

$          638

___________

___________

____________

Supplemental Disclosures of Cash Flow Information:

Cash paid during the periods for:

  Interest

$            -

$             -

$               -

  Income taxes

$            -

$             -

$               -

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the year ended December 31, 2003:

None

For the year ended December 31, 2002:

None

The accompanying notes are an integral part of these financial statements.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Wren, Inc. (“the Company”) was organized under the laws of the State of Nevada on March 7, 2001.  The Company plans to sell close-out or surplus merchandise over the internet.  The Company has not generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [See Note 8].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, were recently issued.  SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Restatement - The financial statements have been restated for all periods presented to reflect a 10-for-1 forward stock split effected by the Company on June 15, 2001 [See Note 2].

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at December 31, 2003.

Common Stock - The Company has authorized 50,000,000 shares of common stock with a $.001 par value.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

In August 2003, the Company issued 500,000 shares of its previously authorized but unissued common stock.  Total proceeds of the sale amounted to $500 (or $.001 per share).

In April 2001, the Company issued 10,000,000 shares of its previously authorized but unissued common stock.  Total proceeds of the sale amounted to $1,000 (or $.0001 per share).

Stock Split - On June 15, 2001 the Company effected a 10-for-1 forward stock split.  The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at December 31, 2003, an operating loss carryforward of approximately $1,500, which may be applied against future taxable income and which expires in various years through 2023.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $225 and $183 as of December 31, 2003 and 2002, respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the year ended December 31, 2003 is approximately $42.

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and has not yet been successful at establishing profitable operations.  Further, the Company has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

WREN, INC.

[A Development Stage Company]

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

Office Space - The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

Accounts Payable to Related Party - A shareholder of the Company or entity related to the shareholder has paid expenses on behalf of the Company.  At December 31, 2003, the Company owes $370 to the related party.

NOTE 6 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

For the

From Inception

Year Ended

on March 7,

December 31,

2001 Through

____________________________

December 31,

2003

2002

2003

____________

____________

____________

Loss available to common shareholders

  (numerator)

$        (282)

$       (283)

$      (1,532)

___________

___________

___________

Weighted average number of common shares

  outstanding during the period used in loss per

  share (denominator)

10,500,000

10,000,000

9,731,778

___________

___________

___________

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 7 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $0.05 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.  The Company has not incurred any stock offering costs as of December 31, 2003, but any such costs will be netted against the proceeds of the proposed public stock offering.

Inventory Sales Agreement - During October 2004 the Company entered into an exclusive right of sale contract wherein the Company will act as an agent to sell selected golfing and sporting goods inventory items.  The items are available to the Company for a two year period and the Company will pay for items sold within 30 days of sale.  There is no minimum sales requirement for the Company.  The available inventory has a stated retail price of approximately $84,000.  The agreement includes an option wherein the Company can acquire all of the inventory for $25,000 for a period of three months from the date of execution of the agreement.    -28-

WREN, INC.

[A Development Stage Company]

UNAUDITED BALANCE SHEET

ASSETS

September 30,

2004

___________

CURRENT ASSETS:

Cash

$    15,139

___________

Total Current Assets

15,139

___________

$    15,139

____________

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable

$          300

Accounts payable – related party

225

___________

Total Current Liabilities

525

___________

STOCKHOLDERS' EQUITY (DEFICIT):

Preferred stock, $.001 par value,

5,000,000 shares authorized,

no shares issued and outstanding

-

Common stock, $.001 par value,

50,000,000 shares authorized,

12,000,000 shares issued and

outstanding

12,000

Capital in excess of par value

4,500

Deficit accumulated during the

development stage

(1,886)

___________

Total Stockholders' Equity (Deficit)

14,614

___________

$      15,139

____________

The accompanying notes are an integral part of this unaudited financial statement.

WREN, INC.

[A Development Stage Company]

UNAUDITED STATEMENTS OF OPERATIONS

For the Nine

From Inception

Months Ended

on March 7,

September 30,

2001 Through

__________________

September 30,

2004

2003

2004

__________

__________

_____________

REVENUE

$         -

$          -

$             -

__________

_________

___________

EXPENSES:

General and administrative

358

185

1,898

__________

_________

___________

LOSS BEFORE OTHER

  INCOME (EXPENSE)

(358)

(185)

(1,898)

OTHER INCOME (EXPENSE):

Interest income

4

2

12

__________

_________

___________

LOSS BEFORE INCOME TAXES

(354)

(183)

(1,886)

CURRENT TAX EXPENSE

-

-

-

DEFERRED TAX EXPENSE

-

-

-

__________

_________

___________

NET INCOME (LOSS)

$     (354)

$    (183)

$    (1,886)

__________

_________

___________

LOSS PER COMMON SHARE

$      (.00)

$      (.00)

$       (.00)

__________

_________

___________

The accompanying notes are an integral part of these unaudited financial statements.

WREN, INC.

[A Development Stage Company]

UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FROM THE DATE OF INCEPTION ON MARCH 7, 2001

THROUGH SEPTEMBER 30, 2004

Deficit

Accumulated

Preferred Stock

Common Stock

Capital in

During the

____________________

____________________

Excess of

Development

Shares

Amount

Shares

Amount

Par Value

Stage

_________

_________

_________

_________

_________

__________

BALANCE, March 7, 2001

-

$            -

-

$            -

$           -

$              -

Shares issued for cash at $.0001

  per share, April 2001

-

-

10,000,000

10,000

(9,000)

-

Net loss for the year ended

  December 31, 2001

-

-

-

-

-

(967)

_________

_________

_________

_________

_________

___________

BALANCE, December 31, 2001

-

-

10,000,000

10,000

(9,000)

(967)

Net loss for the year ended

  December 31, 2002

-

-

-

-

-

(283)

_________

_________

_________

_________

_________

___________

BALANCE, December 31, 2002

-

-

10,000,000

10,000

(9,000)

(1,250)

Shares issued for cash at $.001

  per share, August 2003

-

-

500,000

500

-

-

Net loss for the year ended

  December 31, 2003

-

-

-

-

-

(282)

_________

_________

_________

_________

_________

___________

BALANCE, December 31, 2003

-

-

10,500,000

10,500

(9,000)

(1,532)

Shares issued for cash at $.01

  per share, September 2004

-

-

1,000,000

1,000

9,000

-

Shares issued for cash at $.01

  per share, September 2004

-

-

500,000

500

4,500

-

Net loss for the period ended

  September 30, 2004

-

-

-

-

-

(354)

_________

_________

_________

_________

_________

___________

BALANCE, September 30, 2004

-

$           -

12,000,000

$  12,000

$   4,500

$    (1,886)

_________

_________

_________

_________

_________

___________

The accompanying notes are an integral part of this unaudited financial statement.

 WREN, INC.

[A Development Stage Company]

UNAUDITED STATEMENTS OF CASH FLOWS

For the Nine

From Inception

Months Ended

on March 7,

September 30,

2001 Through

______________________

September 30,

2004

2003

2004

__________

__________

____________

Cash Flows from Operating Activities:

Net loss

$    (354)

$    (183)

$   (1,886)

Adjustments to reconcile net loss to net cash

  provided (used) by operating activities:

Changes in assets and liabilities:

Increase (decrease) in accounts payable

(145)

185

525

__________

_________

___________

Net Cash Provided (Used) by

  Operating Activities

(499)

2

(1,361)

__________

_________

___________

Cash Flows from Investing Activities

-

-

-

__________

_________

___________

Net Cash (Used) by

                       Investing Activities

-

-

-

__________

_________

___________

Cash Flows from Financing Activities:

Proceeds from common stock issuance

15,000

500

16,500

Payments for stock offering costs

-

-

-

__________

_________

___________

Net Cash Provided by

                        Financing Activities

15,000

500

16,500

__________

_________

___________

Net Increase (Decrease) in Cash

14,501

502

15,139

Cash at Beginning of Period

638

135

-

__________

_________

___________

Cash at End of Period

$  15,139

$    637

$    15,139

__________

_________

___________

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

  Interest

$            -

$         -

$              -

  Income taxes

$            -

$         -

$              -

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the period ended September 30, 2004:

None

For the period ended September 30, 2003:

None

The accompanying notes are an integral part of these unaudited financial statements.

WREN, INC.

[A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Wren, Inc. (“the Company”) was organized under the laws of the State of Nevada on March 7, 2001.  The Company plans to sell close-out or surplus merchandise over the internet.  The Company has not generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.  The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes.

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [See Note 8].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, were recently issued.  SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Restatement - The financial statements have been restated for all periods presented to reflect a 10-for-1 forward stock split effected by the Company on June 15, 2001 [See Note 2].

NOTE 2 - CAPITAL STOCK

Preferred Stock - The Company has authorized 5,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at September 30, 2004.

Common Stock – The Company has authorized 50,000,000 shares of common stock with a $.001 par value.

WREN, INC.

[A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

In September 2004, the Company issued 1,000,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $10,000 (or $.01 per share).

In September 2004, the Company issued 500,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $5,000 (or $.01 per share).

In August 2003, the Company issued 500,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $500 (or $.001 per share).

In April 2001, the Company issued 10,000,000 shares of its previously authorized but unissued common stock.  Total proceeds from the sale of stock amounted to $1,000 (or $.0001 per share).

Stock Split - On June 15, 2001 the Company effected a 10-for-1 forward stock split.  The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at September 30, 2004, an operating loss carryforward of approximately $1,850, which may be applied against future taxable income and which expires in various years through 2024.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $278 and $225 as of September 30, 2004 and December 31, 2003, respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the period ended September 30, 2004 is approximately $53.

WREN, INC.

[A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company has incurred losses since inception and has not yet been successful at establishing profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

Office Space - The Company has not had a need to rent office space.  An officer/shareholder of the Company is allowing the Company to use her office as a mailing address, as needed, at no expense to the Company.

Accounts Payable to Related Party - A shareholder of the Company or entity related to the shareholder has paid expenses on behalf of the Company.  At September 30, 2004, the Company owes $225 to the related party.

NOTE 6 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

From Inception

For the Nine

For the Nine

on March 7,

Months Ended

Months Ended

2001 Through

September 30,

September 30,

September 30,

2004

2003

2004

___________

___________

___________

Loss available to common shareholders

  (numerator)

$       (354)

$       (183)

$     (1,886)

___________

___________

___________

Weighted average number of common shares

  outstanding during the period used in loss per

  share (denominator)

10,527,372

10,527,372

9,899,079

___________

___________

___________

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

WREN, INC.

[A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 7 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $0.05 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.  The Company has not incurred any stock offering costs as of December 31, 2003, but any such costs will be netted against the proceeds of the proposed public stock offering.

Inventory Sales Agreement - During October 2004 the Company entered into an exclusive right of sale contract wherein the Company will act as an agent to sell selected golfing and sporting goods inventory items.  The items are available to the Company for a two year period and the Company will pay for items sold within 30 days of sale.  There is no minimum sales requirement for the Company.  The available inventory has a stated retail price of approximately $84,000.  The agreement includes an option wherein the Company can acquire all of the inventory for $25,000 for a period of three months from the date of execution of the agreement.

====================================

Until April 20,  2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------

TABLE OF CONTENTS

--------------------------------

Prospectus Summary

4

Risk Factors

5

Forward-Looking Statements

8

Dilution and Comparative Data

8

Use of Proceeds

9

Determination of Offering Price

10

Description of Business

10

Plan of Operation

13

Management

14

Compensation

15

Certain Relationships and Related Transactions

15

Principal Stockholders

16

Description of the Securities

16

Shares Available for Future Sale

17

Market for Common Stock

17

Plan of Distribution

18

Legal Matters

19

Experts

19

Additional Information

19

Index to Financial Statements

20

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

====================================

=================================

$75,000 Minimum

$100,000 Maximum

Wren, Inc.

1,500,000 Shares Minimum

2,000,000 Shares Maximum

Common Stock

$0.001 Par Value

---------------------

PROSPECTUS

---------------------

Jan 20, 2005

================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Wren, Inc..  However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 15.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	8,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	500.00
Miscellaneous	485.00
TOTAL	$ 25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.

April 2001

In connection with our formation, we issued 1,000,000 shares of common stock to Mr. White for $1,000. In June of 2001 Wren completed a ten for one forward split resulting in 10,000,000 shares post-split to Mr. White.  The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

August 2003

Sparrow, Inc, an entity owned and controlled by Steven L. White, purchased 500,000 shares of our common stock for $1,000. These shares were subsequently transferred to Steven L. White and his wife Angela White.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

September 2003

Chad Davis purchased 500,000 shares of our common stock for consideration of $5,000. The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

September 2004

Steven L. White purchased 1,000,000 shares of our common stock for $10,000.  The shares were sold to an accredited investor in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 10.1 23.1 23.2 99.2 99.3

Title of Document

Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

Right of Sale Contract Dated October 15, 2004

Consent of Cletha A. Walstrand, P.C.

Consent of Pritchett, Siler & Hardy

Escrow Agreement

Corporate Code of Ethics

Location Attached Attached Attached Attached Attached Attached Attached Attached

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of Wren, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Wren, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Salt Lake City, State of Utah, on January 18, 2005.

Wren, Inc.

/s/ Steven L. White

By: Steven L. White

President/Sole Officer and Director